UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Dell Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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•	The following was sent to Dell Inc. employees today

Change in control provision added to long-term incentive (LTI) plan

To: Global Dell Team Members with LTI Awards

As we stated in the LTI FAQs when Dell announced in early February that it has signed a definitive agreement under which affiliates of Michael and global technology investment firm Silver Lake will acquire Dell and take it private, we remain committed to being an employer of choice and a destination for the world’s top talent. We are happy to announce that we have added a change in control provision to our LTI plan that provides a benefit to team members who hold restricted stock units (RSUs) and performance based units (PBUs). This provision provides for accelerated benefits if you are terminated without cause within two years after the effective date of the change in control.

Q: Do Dell’s LTI plans have a change in control provision that would accelerate outstanding RSU and PBU awards?

A: Yes, the Board of Directors approved a change in control feature for RSUs and PBUs issued under Dell’s LTI plan. This provision provides that if a team member who holds RSUs and PBUs prior to a change in control is subsequently terminated without cause within 2 years after the change in control, the value or shares associated with the RSUs and PBUs will be immediately accelerated and paid out to the team member. This will be in addition to any other severance benefits that the team member is entitled to receive. The current merger agreement with affiliates of Michael and Silver Lake is a change in control for purposes of this provision.

Q: How does the acceleration provision in a change in control work under the merger agreement with affiliates of Michael and Silver Lake?

A: For example, assume team member A holds 100 RSUs that vest 50 shares in year one and 50 shares in year two after the close of the transaction with affiliates of Michael and Silver Lake. Upon the change in control, the 100 RSUs will be converted to $1,365 in cash LTI (100 RSUs × $13.65, the Purchase Price) and will continue to vest on the same schedule as before the closing. Team member A is terminated without cause 9 months after the deal closes. As soon as practical after termination, team member A will receive $1,365, less taxes, in addition to any other severance benefits.

Q: How are stock options treated in a change in control?

A: Stock options will continue to be treated the same in a change in control as was announced in the merger agreement with affiliates of Michael and Silver Lake.

•	The following was sent to Dell employees today

Brian Gladden, Senior Vice President and Chief Financial Officer

Larry Tu, Senior Vice President and General Counsel

Go-private update: Blackstone withdraws from go-private process

To: Global Dell Team

The Special Committee of our Board of Directors has been notified by Blackstone Management Partners L.L.C. that the group led by Blackstone has decided not to submit a definitive proposal to acquire Dell and is withdrawing from the process.

Following this development, the Special Committee will continue to oversee its process to ensure the best possible outcome for Dell shareholders. As a reminder, the Special Committee continues to support the proposed transaction in which Michael and Silver Lake will acquire Dell and take the company private. It also will continue discussions with the entities affiliated with Icahn Enterprises. If presented with a formal merger bid, the Special Committee will determine whether it is a superior proposal to that of Michael and Silver Lake.

As the process continues, we expect to receive comments on our preliminary proxy statement from the U.S. Securities and Exchange Commission in the coming weeks and we will file our final proxy statement soon thereafter. We still expect the transaction to close in the second quarter of this fiscal year.

In the meantime, we appreciate your patience, your continued engagement with customers and your focus on delivering results.

Thank you,

Brian and Larry

Forward-looking Statements

Any statements in these materials about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in these materials represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended February 1, 2013, which was filed with the SEC on March 12, 2013, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10–Q and 8–K filed with the SEC by the Company.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company filed with the SEC a preliminary proxy statement and other documents relating to the proposed merger on March 29, 2013. When completed, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the Company’s stockholders. Stockholders are urged to read the definitive proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financial-reporting.aspx or by directing a request to: Dell Inc. One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com.

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended February 1, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on May 24, 2012.